EXHIBIT 99.6

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Bryan H. Draper, hereby consent to be named as a prospective director of Owens Realty Mortgage, Inc. in the Registration Statement on Form S-4 of Owens Realty Mortgage, Inc., as amended by Amendment No. 2, and any subsequent amendments thereto.

/s/ BRYAN H. DRAPER

                  Bryan H. Draper

Dated: January 23, 2013